SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made effective as of April 3, 2020, by and between CynergisTek, Inc., a Delaware corporation (the “Company”), and Horton Capital Management, LLC (“HCM”), a Delaware limited liability company, and its Designees (as defined in Section 4.2) (collectively with HCM, the “Purchaser”).

RECITALS

WHEREAS, Purchaser wishes to purchase from the Company, and the Company wishes to issue and sell to Purchaser, upon the terms and conditions stated in this Agreement, up to $2,500,000 in shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”);

WHEREAS, contemporaneous with the execution of this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws; and

WHEREAS, contemporaneous with the execution of this Agreement, the Company will issue to Purchaser the Initial Warrant (as defined herein) in the form attached hereto as Exhibit B and, in connection with the purchase and sale of the Shares, the Company will also issue a Funding Warrant (as defined herein) to purchase shares of Common Stock in the form attached hereto as Exhibit C (this Agreement, the Registration Rights Agreement, the Initial Warrant and the Funding Warrant are collectively referred to herein as the “Transaction Documents”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Certain Definitions.  In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Business Day” means a day, other than a Saturday, Sunday, or legal holiday, on which banks in New York City are open for the general transaction of business.

“Commitment Amount” means the aggregate amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000) which Purchaser has agreed to provide to the Company as consideration for the purchase of Shares, pursuant to the terms and conditions of this Agreement; provided, however, that the Commitment Amount shall be reduced by the amount of proceeds received by the Company from the raising of capital through equity or equity-linked securities during the Commitment Period (as defined below).

“Commitment Period” means the period commencing on the date hereof and expiring on the earliest to occur of: (i) the date on which Purchaser shall have purchased Shares in an amount equal to the Commitment Amount, and (ii) March 31, 2021.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” means a (i) consolidation or merger of the Company with or into another Person, (ii) sale of all or substantially all of the Company’s assets to another Person or (iii) other similar transaction, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets with respect to or in exchange for Common Stock.

“Funding Amount” means the portion of the Commitment Amount requested by the Company in the Funding Notice and paid by Purchaser for the purchase of Shares.

“Funding Date” means the date the Company is in receipt of the Funding Amount from Purchaser. No Funding Date shall be less than eleven (11) Trading Days after a Funding Notice Date.

“Funding Notice” means a written notice to Purchaser in the form attached hereto as Exhibit D setting forth the Funding Amount that the Company requests from Purchaser and the Funding Date.

“Funding Notice Date” means each date the Company delivers to Purchaser a Funding Notice requiring Purchaser to advance funds to the Company, subject to the terms of this Agreement.

“Funding Warrant” means a warrant to purchase shares of the Company’s Common Stock with an exercise price equal to 125% multiplied by the Purchase Price, with a ten (10) year term, and in substantially the form set forth on Exhibit C hereto.

“Governmental Authority” means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority or instrumentality in any jurisdiction exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

“Initial Warrant” means a warrant to purchase 500,000 shares of the Company’s Common Stock with an exercise price of $2.50 per share, with a ten (10) year term, and in substantially the form set forth on Exhibit B hereto.

“Person” means an individual, a corporation, limited liability company, a general or limited partnership, an association, a trust or other entity or organization, including any Governmental Authority.

“Principal Market” means the NYSE American or such other securities exchange on which Company’s Common Stock is then listed.

“Purchase Price” means a per-Share amount and shall be equal to eighty-five percent (85%) multiplied by the lower of (a) the closing market price per share of the Common Stock, as reported by the Principal Market, on the Funding Notice Date, or (b) the volume weighted average closing market price per share of the Common Stock, as reported by the Principal Market, for the ten (10) consecutive Trading Days immediately preceding or following such Funding Notice Date, whichever (preceding or following) is lowest.

“SEC” means the Securities and Exchange Commission.

“Securities” means the Shares, the Warrants and/or the shares of Common Stock issuable upon exercise of the Warrants, as applicable.

“Trading Day” means any day on which the Company’s Common Stock is traded on the Principal Market.

“Warrants” shall mean the Initial Warrant and the Funding Warrant(s).

2.Share Purchases.

2.1.General.  Upon the terms and conditions set forth in this Agreement, on any Funding Notice Date, the Company may request a Funding Amount by the delivery of a Funding Notice. The number of Shares that Purchaser shall receive for each Funding Amount shall be determined by dividing the Funding Amount by the Purchase Price. Provided that the Funding Notice complies with the terms and requirements of this Agreement, Purchaser shall have no right to refuse such request for funding and purchase of the Shares. No fractional shares shall be issued. Fractional shares shall be rounded to the next higher whole number of shares. The aggregate maximum amount of all Funding Amounts that Purchaser shall be obligated to make under this Agreement shall not exceed the Commitment Amount. For the avoidance of doubt, upon the expiration of the Commitment Period, the Purchaser shall not be obligated to make any additional Funding Amounts.

2.2.Mechanics.

(a)Funding Notice.  At any time during the Commitment Period, the Company may deliver a Funding Notice to Purchaser, subject to the conditions set forth in this Agreement. Each individual Funding Amount made pursuant to this Agreement shall not be less than $500,000.

(b)Date of Delivery of Funding Notice.  A Funding Notice shall be deemed delivered on the Business Day it is received by facsimile or email by Purchaser if such notice is received prior to 5:00 p.m. Eastern Time or the immediately succeeding Business Day if it is received by facsimile or email after 5:00 p.m. Eastern Time on a Business Day or at any time on a day which is not a Business Day.

(c)Funding; Delivery of Shares.  On a Funding Date, Purchaser shall deliver the applicable Funding Amount to the Company by wire transfer of immediately available funds. Within eleven (11) Trading Days of each such Funding Date, the Company shall deliver or cause to be delivered to Purchaser the applicable number of Shares (registered in the name of Purchaser by certificate or book entry or otherwise as may be agreed to by the Company and Purchaser) equal to the Funding Amount paid by Purchaser divided by the Purchase Price,. In addition, on or prior to the Funding Date, each of the Company and Purchaser shall deliver to each other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Purchaser acknowledges and agrees that the sale or resale of the Shares so delivered shall not be registered with the SEC, except as provided for in the Registration Rights Agreement.

(d)Initial Warrant; Warrant Coverage for Fundings.

(i)Purchaser acknowledges that, contemporaneous with the execution of this Agreement, the Company will issue to Purchaser the Initial Warrant, and by signing below, Purchaser acknowledges receipt of the Initial Warrant.

(ii)Additionally, on the Funding Date or the first Business Day thereafter, the Company shall grant to Purchaser a Funding Warrant, with the number of shares exercisable pursuant to such Funding Warrant equal to the number of Shares purchased by Purchaser on such Funding Date.

(iii)By signing below, Purchaser acknowledges and agrees that the sale or resale of the shares delivered upon exercise of the Initial Warrant and any Funding Warrant shall not be registered with the SEC, except as provided for in the Registration Rights Agreement.

(e)Conditions to Fundings. Purchaser agrees to advance to the Company the Funding Amount specified in any Funding Notice subject to the following conditions precedent and the other terms and conditions set forth in this Agreement, each of which may be waived in the sole discretion of Purchaser:

(i)the Warrants shall have been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with their terms;

(ii)the shares of Common Stock issuable upon the exercise of the Initial Warrant and each Funding Warrant shall have been duly authorized and reserved for issuance upon exercise of such Warrants and, when so issued, will be validly issued, fully paid and non-assessable;

(iii)the Company shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the Securities or shall have the availability of exemptions therefrom;

(iv)the Company shall have timely filed with the SEC all reports, notices and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Purchaser, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use reasonable best efforts to take such further action as the Purchaser may reasonably request, in each case to the extent required from time to time to enable the Purchaser to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of the Purchaser, the Company will deliver to such Purchaser a written statement that it has complied with such requirements; and

(v)each of the representations and warranties made by the Company pursuant to this Agreement (or in any amendment, modification or supplement hereto) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of the applicable Funding Date.

3.Representations and Warranties of the Company.  The Company hereby represents and warrants to Purchaser that, as of the date hereof and as of each Funding Date, that:

3.1.Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.

3.2.Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company under the Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.3.Valid Issuance.  The Securities and the transactions contemplated hereby have each been duly and validly authorized. When issued and delivered pursuant to this Agreement, all Common Stock will be duly and validly issued and fully paid and non-assessable.

3.4.Consents.  The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person or official, other than filings that have been or will be made pursuant to the rules and regulations of the Exchange Act and applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of Purchaser set forth in Section 4 hereof, the Company has taken and will take all action necessary to exempt (i) the issuance and sale of the Securities and (ii) the other transactions contemplated by the Transaction Documents from any provision of the Company’s Certificate of Incorporation or Bylaws and any amendments to either (collectively, the “Governing Documents”) that is or could reasonably be expected to become applicable to Purchaser as a result of the transactions contemplated hereby.

3.5.Delivery of SEC Filings; Business.  The Company has made available to Purchaser through the EDGAR system maintained by the SEC, true and complete copies of the Company’s (i) most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and (ii) all other reports filed by the Company pursuant to the Exchange Act (collectively, the “SEC Filings”).  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.6.No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Governing Documents as in effect on the date hereof (true and complete copies of which have been made available to Purchaser through the EDGAR system), or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (iii) any agreement or instrument to which the Company is a party or by which the Company is bound.

3.7.Financial Statements.  The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Filings present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of operations and cash flows for the periods specified therein, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto).

3.8.No Material Adverse Effect. Except as set forth on Schedule 3.8 hereto, since the Company’s most recent SEC Filing, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries.

3.9.No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Securities.

4.Representations, Warranties and Acknowledgements of Purchaser.  Purchaser hereby represents and warrants to the Company, and acknowledges that:

4.1.Authorization.  Purchaser is duly organized and validly existing in the jurisdiction of its organization and has all requisite power and authority to purchase and hold the Securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of Purchaser. Purchaser has the right, power and authority to execute and deliver this Agreement and all related instruments. This Agreement has been duly executed and delivered by Purchaser and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2.Purchase Entirely for Own Account.  HCM is an SEC registered investment adviser authorized to serve as a fiduciary and act on behalf of each of its advisory clients pursuant to an advisory agreement. Accordingly, HCM may acquire the Securities on behalf of one or more designated advisory clients (the “Designees”) and may allocate the Securities to the Designees as determined in HCM’s sole discretion. Further, the Securities to be received by Purchaser hereunder will be acquired for Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to Purchaser’s right at all times to sell or otherwise dispose of all or any part of Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by Purchaser to hold the Securities for any period of time.  Purchaser is not a broker-dealer registered with the SEC or an entity engaged in a business that would require it to be so registered.

4.3.Investment Experience.  Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.4.Disclosure and Review of Information.  Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Purchaser acknowledges receipt of copies of the SEC Filings via the EDGAR system maintained by the SEC (www.sec.gov).  Neither such inquiries nor any other due diligence investigation conducted by Purchaser shall modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement; provided, Purchaser shall not rely on representations except those expressly set forth in this Agreement.  Purchaser represents and warrants to the Company that Purchaser has carefully reviewed the SEC Filings, including the specific Risk Factors set forth therein, a reasonable period of time prior to making the investment contemplated by this Agreement.

4.5.Restricted Securities.  Except as provided for in the Registration Rights Agreement, none of the Securities to be purchased hereunder will be registered and shall be characterized as “restricted securities” under the federal securities laws. Under such laws such securities may be resold without registration under the Securities Act only in certain limited circumstances.  Each certificate evidencing Shares or shares issued upon exercise of the Warrants to be issued hereunder shall bear a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Purchaser acknowledges and agrees that, as “restricted securities,” the Securities to be purchased by it may not be transferred, hypothecated, sold or otherwise disposed of until (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) the Company receives an opinion of counsel for the holder(s) of such Securities, reasonably satisfactory to counsel for the Company, that an exemption from the registration requirements of the Securities Act is available.

4.6.Accredited and Sophisticated Investor.  Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Purchaser acknowledges that Purchaser is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

4.7.No General Advertisement.  Purchaser did not learn of the investment in the Securities as a result of any public advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented at any seminar or other general advertisement.  Rather, Purchaser learned of the investment in the Securities through its prior contact with the Company, its agents and/or its affiliates.

4.8.No Disqualification Events.  Neither Purchaser nor, to the extent it has them, any of Purchaser’s stockholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with Purchaser, the “Purchaser Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Purchaser has exercised reasonable care to determine whether any Purchaser Covered Person is subject to a Disqualification Event. The purchase of the Securities by Purchaser will not subject the Company to any Disqualification Event.

4.9.Prohibited Transactions.  During the last thirty (30) days prior to the date hereof, neither Purchaser nor any affiliate of Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to Purchaser’s investments or trading or information concerning Purchaser’s investments, including in respect of the Securities, or (z) is subject to Purchaser’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Securities, granted any other right (including, without limitation, any put or call option) with respect to the Securities or with respect to any security that includes, relates to or derived any significant part of its value from the Securities or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the date that the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the SEC or (ii) the date on which the Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement, Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.

4.10.Residence.  The office or offices of HCM in which its principal place of business is located is identified in the address or addresses of HCM set forth on the signature page hereof.

5.Right of Participation.  The Company agrees that, during the Commitment Period, the Company will not participate in any offer or sale of equity or equity-linked securities made for the purpose of raising capital for the Company (a “Subsequent Financing”) without offering to Purchaser the opportunity to purchase up to $2,500,000 of the same securities offered (but not included) in such Subsequent Financing on the same terms, conditions, and net price provided to the participants in the Subsequent Financing. The Commitment Amount shall be reduced by the amount of proceeds received by the Company in each Subsequent Financing.

6.Survival and Indemnification.

6.1.Survival.  The representations, warranties, covenants, indemnifications, and agreements contained in this Agreement shall survive the closing of the transactions contemplated by this Agreement.

6.2.Indemnification.

(a)By the Company.  The Company agrees to indemnify and hold harmless Purchaser and its affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents or arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any SEC filing by the Company or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, which affects Purchaser’s rights under the Transaction Documents or with respect to the Securities purchased hereunder, and will advance or reimburse any such Person for all such amounts as they are incurred by such Person.  Furthermore, the Company shall only be liable to Purchaser due to a direct result of the Company’s breach of its obligations contained in this Agreement should Purchaser make a claim against it for diminution in stock as a loss for which indemnification is sought.

(b)By Purchaser.  Purchaser agrees to indemnify and hold harmless the Company and its affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which the Company may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of Purchaser under the Transaction Documents, and will reimburse the Company for all such amounts as they are incurred by the Company.

7.Miscellaneous.

7.1.Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or Purchaser, as applicable, provided, however, that Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company, after notice duly given by Purchaser to the Company, provided, that no such assignment or obligation shall affect the obligations of Purchaser hereunder.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and transmitted via electronic transmission, which shall be deemed an original.

7.3.Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4.Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notwithstanding the preceding sentence, if notice is given to Purchaser in a form other than electronic mail, the Company shall also provide a copy of the same notice by electronic mail. All communications shall be sent to Purchaser at its address as set forth on the signature page hereof, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 7.4. If notice is given to the Company, it shall be sent to 11940 Jollyville Road, Suite 300-N, Austin, TX 78759, Attention: Chief Financial Officer; and a copy (which shall not constitute notice) shall also be sent to Kirton McConkie, PC, 50 E. South Temple, Suite 400, Salt Lake City, Utah 84111, Attention: Alexander N. Pearson, apearson@kmclaw.com.

7.5.Expenses.  The Company shall reimburse Purchaser for all of Purchaser’s costs and expenses incurred in connection herewith, up to a maximum amount of $15,000.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party which does not prevail in such proceedings shall pay the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

7.6.Sufficiency of Authorized Common Stock. Prior to the expiration of any of the Warrants, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued shares of Common Stock to effectuate such exercise.

7.7.Information Rights. At the request of the Purchaser, from time to time upon reasonable notice, the Company shall make the Chief Financial Officer of the Company available to meet with the Purchaser for the purpose of discussing with the Purchaser the financial condition, business and results of operations of the Company.  Nothing in this Section 7.7 shall obligate the Company or the Chief Financial Officer to disclose any material, nonpublic information.

7.8.Termination.  This Agreement may be terminated at any time upon the mutual written consent of the Purchaser and the Company. Notwithstanding the foregoing, the Purchaser may terminate this Agreement in its sole discretion effective as of the closing of a Fundamental Transaction.

7.9.Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchaser.

7.10.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

7.11.Entire Agreement.  This Agreement, including the other Transaction Documents, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

7.12.Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

7.13.Specific Performance.  Each party acknowledges that the other party would be damaged irreparably and would have no adequate remedy of law if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached.  Accordingly, each party agrees that the other party will be entitled to an injunction to prevent any breach of any provision of this Agreement and to enforce specifically any provision of this Agreement, in addition to any other remedy to which they may be entitled and without having to prove the inadequacy of any other remedy they may have at law or in equity and without being required to post bond or other security.

7.14.Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Kent County, Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

7.15.Company Acceptance.  This Agreement is not binding on the Company unless and until the Company executes the signature page set forth below.

[signature page follows]

The undersigned has executed this Securities Purchase Agreement on this 3rd day of April                              2020.

PURCHASER:

HORTON CAPITAL MANAGEMENT, LLC

(and on behalf of the Designees)

By: /s/ Joseph Manko, Jr.

Name: Joseph Manko, Jr.

Title: Sr. Principal

1717 Arch St., Ste. 3920

Philadelphia, PA 19103

Address

Federal Identification or Social Security No.

Delaware

State of Domicile/Organization/Incorporation

Additional Information for Notice:	Facsimile:
	Email:	jmanko@thehortonfund.com

Copy to:

IN WITNESS WHEREOF, the Company has executed this Securities Purchase Agreement as of the date set forth below.

THE COMPANY:CYNERGISTEK, INC.

By:/s/ Paul Anthony

Name: Paul T. Anthony

Title: CFO

Date of Execution: April 3, 2020

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EXHIBIT A

Form of Registration Rights Agreement

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EXHIBIT B

Form of Initial Warrant

3

EXHIBIT C

Form of Funding Warrant

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EXHIBIT D

Form of Funding Notice

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SCHEDULE 3.8

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China. In January 2020, this coronavirus spread to other countries, including the United States, and efforts to contain the spread of this coronavirus intensified. The outbreak and any preventative or protective actions that governments or we may take in respect of this coronavirus may result in a period of business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but may materially affect the Company’s business, financial condition and results of operations. The extent to which the coronavirus impacts the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Moreover, the coronavirus outbreak has begun to have indeterminable adverse effects on general commercial activity and the world economy, and the Company’s business and results of operations could be adversely affected to the extent that this coronavirus or any other epidemic harms the global economy generally.

Further the uncertain nature of its spread globally may impact the Company’s business operations resulting from quarantines of employees, customers, and third-party service providers. At this time, the Company is unable to estimate the impact of this event on its operations.

The market price for the Company’s common stock has been, and is likely to continue to be, volatile. Due in part to the outbreak of Covid-19, the Company’s common stock, and the stock market as a whole, has recently experienced substantial volatility.

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